UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c−101)

(Amendment No. 1)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES

EXCHANGE ACT OF 1934

Check the appropriate box:

☑	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c−5(d)(2))
☐	Definitive Information Statement

PHYTOMEDICAL TECHNOLOGIES, INC.

(Name of Registrant As Specified in Charter)

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PhytoMedical Technologies, Inc.

100 Overlook Drive, 2nd Floor

 Princeton, New Jersey, 08540

Telephone: 800-611-3388

To our Stockholders:

            On January 5, 2010, holders of a majority of the voting shares of PhytoMedical Technologies, Inc. (the “Company”), acted by written consent in lieu of a special meeting of stockholders to adopt an amendment to the Company’s Articles of Incorporation to increase the number of shares of common stock, $0.00001 par value per share (the “Common Stock”) which the Company is authorized to issue from 300,000,000 shares to 2,000,000,000 shares (the “Articles Amendment”).

            The enclosed Information Statement is being furnished to inform you that the foregoing action has been approved by stockholders representing a majority of the voting power of the Company’s outstanding shares of Common Stock. The Board of Directors is not soliciting your proxy or consent in connection with the adoption of the Articles Amendment. Pursuant to the regulations of the Securities and Exchange Commission, this Information Statement must be sent to stockholders at least 20 calendar days prior to the earliest date on which the proposed corporate action may be taken.

            The Information Statement is being mailed on or about January 20, 2010 to stockholders of record as of January 4, 2010, the record date for determining the Company’s stockholders eligible to consent in writing to the adoption of the Articles Amendment and entitled to notice of this corporate action. The increase in the authorized number of shares of the Company’s Common Stock will not become effective until at least 20 days after the initial mailing of this Information Statement.

            The accompanying Information Statement is for informational purposes only.  However, we urge you to read the Information Statement in its entirety for a more complete description of the transactions referenced above and the actions taken by the Company’s Board of Directors and the holders of a majority of the Company’s outstanding Common Stock at the time of the approval of the transaction.

Sincerely,

/s/ Greg Wujek

Greg Wujek

President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT MATERIALS IN CONNECTION WITH THIS NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT: THE INFORMATION STATEMENT IS AVAILABLE AT: www.phytomedical.com.

PhytoMedical Technologies, Inc.

100 Overlook Drive, 2nd Floor

 Princeton, New Jersey, 08540

Telephone: 800-611-3388

Information Statement

Dated January 5, 2010

Filed and Delivered Pursuant to Section 14(c) of the

Securities Exchange Act of 1934 and Rule 14c-2 Thereof

We Are Not Asking You for Your Proxy or Consent and You are Requested Not to Send  Us Your Proxy or Consent.

                PhytoMedical Technologies, Inc.  (the “Company”) is sending you this Information Statement to inform you of the written consent of certain of the Company’s stockholders (the “Consenting Stockholders”) representing a majority of the Company’s issued and outstanding shares of common stock, par value $0.00001 per share, (the “Common Stock”) delivered to the Company on January 5, 2010, to the adoption and filing of an amendment (the “Articles Amendment”) to the Company’s Amended and Restated Articles of Incorporation increasing the number of authorized shares of Common Stock issuable by the Company from 300,000,000 to 2,000,000,000.

            Pursuant to the regulations of the Securities and Exchange Commission (the “Commission”), this Information Statement must be sent to stockholders at least 20 calendar days prior to the earliest date on which the proposed corporate action may be taken. The Board of Directors is not soliciting your proxy or consent in connection with the adoption of the Articles Amendment and proxies and consents are not requested from stockholders.

            The Company is distributing this Information Statement to its stockholders of record as of January 4, 2010 (the “Record Date”) for determining the Company’s stockholders eligible to consent in writing to the adoption of the Articles Amendment and entitled to notice of these corporate actions in satisfaction of any notice requirements we may have under the Nevada General Corporation Law (the  “NGCL”) and as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.  No dissenters’ rights under the NGCL are afforded to you as a result of the adoption of the Articles Amendment or the changes effected thereby. We will pay the expenses incurred in connection with the distribution of this Information Statement.

Requirements for Amending the Articles of Incorporation

                NO ADDITIONAL ACTION IS REQUIRED BY THE COMPANY’S STOCKHOLDERS IN CONNECTION WITH THE ARTICLES AMENDMENT. HOWEVER, REGULATION 14C PROMULGATED UNDER THE EXCHANGE ACT REQUIRES THE MAILING TO THE COMPANY’S STOCKHOLDERS OF THE INFORMATION SET FORTH IN THIS INFORMATION STATEMENT AT LEAST 20 DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE APPROVED CORPORATE ACTION MAY BE TAKEN.

EFFECTIVE DATE OF THE ACTIONS

            The Articles Amendment will become effective upon the filing, with the Nevada Secretary of State, of the certificate of amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Articles of Incorporation.    Pursuant to Rule 14c-2 under the Exchange Act, the foregoing amendment to the Company’s            Amended and Restated Articles of Incorporation may not become effective until a date that is at least 20 days after the date on which this Information Statement has been mailed to the stockholders of record of the Company’s as of the Record Date, which mailing is expected to occur on or about January 20, 2010.

DISSENTERS’ RIGHT OF APPRAISAL

Under the NGCL our Articles of Incorporation and Bylaws, no stockholder has any right to dissent to the proposed corporate name change, and no stockholder is entitled to appraisal of or payment for their shares of Common Stock pursuant to such action.

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes with regard to the Articles Amendment.  The Consenting Stockholders that have consented to the Articles Amendment own a majority of the total issued and outstanding shares of voting capital stock and, accordingly, such Consenting Stockholders own sufficient shares of Common Stock to approve the Articles Amendment.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

      On January 4, 2010, the Record Date, the Company had 201,487,995 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for stockholder approval.

            On January 5, 2010, the holders of 116,730,171 shares (or approximately 58% of the 201,487,995 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the Articles Amendment and the filing of the Certificate of Amendment. As the actions were approved by the Consenting Stockholders, no proxies are being solicited with this Information Statement.

            The NGCL provides in substance that unless the Company’s Amended and Restated Articles of Incorporation provide otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

THE REASON FOR THE ARTICLES AMENDMENT

            The Company’s Amended and Restated Articles of Incorporation currently provide for authorized capital stock consisting of 300,000,000 shares of Common Stock, par value $0.00001 per share.  As of January 4, 2010, we had 201,487,995 shares of Common Stock issued and outstanding.  On December 29, 2009, the Company’s Board of Directors unanimously approved, subject to stockholder approval, an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 300,000,000 to 2,000,000,000.  The Board of Directors set January 4, 2010 as the “Record Date” for determining which stockholders were entitled to consent in writing to the Articles Amendment.

            The Company’s Board of Directors believes that an increase in the Company’s Common Stock is advisable because such increase will provide the Company with the flexibility to meet its business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

            The increased reserve of shares available for issuance would give the Company the flexibility of using Common Stock to raise capital and/or as consideration in acquiring other businesses. The increased reserve of shares available for issuance may be used to facilitate public or private financings. The Company’s independent auditors included a “going concern” qualification in their audit report for the Company’s financial statements for the fiscal year ended December 31, 2008. The Company has previously stated in its recent annual and quarterly reports that if required operating funds cannot be generated by operations, it may need to, among other things, issue and sell shares of its Common Stock in either registered or unregistered offerings, or securities convertible into Common Stock in private transactions.  While the Company’s Board of Directors is presently considering all financing options, including but not limited to a registered public offering of the Company’s Common Stock, at this time the Company has no agreements in place for such a registered public offering or any other definitive plans or agreements in place for any other financing.  Moreover, such transactions might not be available on terms favorable to us, or at all.  The Company may sell Common Stock at prices less than the public trading price of the Company’s Common Stock at the time, or the Company may grant additional contractual rights to purchase its Common Stock not available to other holders of Common Stock, such as warrants to purchase shares of Common Stock.

            The Company also may seek opportunities to add more expertise and proprietary products and services to further enhance its core capabilities through acquisitions of businesses.  Such acquisitions may be effected using shares of Common Stock or other securities convertible into Common Stock and/or by using capital that may need to be raised by selling such securities. The current number of available authorized shares of Common Stock limits the Company’s ability to effect acquisitions of businesses using shares of the Company’s Common Stock or issuing shares to raise capital to fund such acquisitions or for other purposes. The Company does not have any agreement, arrangement or understanding at this time with respect to any specific acquisition for which the authorized shares would be issued.

            In addition, the increased reserve of shares available for issuance may be used for the Company’s equity incentive plans for grants to the Company’s employees, consultants and directors, and those of the Company’s subsidiaries. The Company’s Board of Directors believes that it is critical to incentivize the Company’s officers and employees, and those of its subsidiaries, to enhance development of the Company’s technologies, increase the Company’s revenues and profitability, and as a result, the Company’s market value, through equity incentive awards. Such equity incentive plans may also be used to attract and retain employees or in connection with potential acquisitions if the Company grants options to the employees of the acquired companies.  The Company’s Board of Directors believes that its ability to achieve the Company’s growth strategy may be impaired without additional shares of authorized Common Stock that could be used to provide such equity incentives. Although our Board of Directors will have the discretion to issue shares pursuant to our stock incentive plans, we currently have no intention or plan to issue any of the newly authorized shares to our employees, consultants and directors.

            The flexibility of the Board of Directors to issue additional shares of Common Stock could also enhance the Company’s ability to negotiate on behalf of the Company’s stockholders in a takeover situation and have an anti-takeover effect. The authorized but unissued shares of Common Stock could be used by the Company’s Board of Directors to discourage, delay or make more difficult a change in the control of the Company. For example, such shares could be privately placed with purchasers who might align themselves with the Board of Directors in opposing a hostile takeover bid. The issuance of additional shares could serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the Company’s outstanding Common

Stock. Stockholders should therefore be aware that the approval of the Articles Amendment by the Consenting Stockholders could facilitate future efforts by the Company’s Board of Directors to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. The increase in the Company’s authorized Common Stock, however, is not being proposed in response to any effort of which the Company is aware to accumulate shares of the Company’s Common Stock or to otherwise obtain control of the Company. The availability of additional shares of Common Stock is particularly important in the event that the Company’s Board of Directors needs to undertake any of the foregoing actions on an expedited basis and therefore needs to avoid the time (and expense) of seeking stockholder approval in connection with the contemplated action.

            The additional authorized but unissued shares of Common Stock resulting from the Articles Amendment may generally be issued from time to time for such proper corporate purposes as may be determined by the Board of Directors, without further action or authorization by the Company’s stockholders, except for some limited circumstances where stockholder approval is required by law or the listing standards of any stock exchange on which the Company’s Common Stock may be listed at such time.  The Company’s Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law or rules.

            While the Company’s Board of Directors and management believe that the increase in authorized Common Stock is necessary to provide the additional flexibility to capitalize on financing and strategic opportunities, the possible future issuance of shares of equity securities consisting of Common Stock or securities convertible into Common Stock could affect the Company’s current stockholders in a number of ways, including the following:

  diluting the voting power of the current holders of Common Stock;
  diluting the market price of the Common Stock, to the extent that the shares of Common Stock are issued and sold at prices below current trading prices of the Common Stock, or if the issuance consists of equity securities convertible into Common Stock, to the extent that the securities provide for the conversion into Common Stock at prices that could be below current trading prices of the Common Stock; and
  diluting the earnings per share, if any, and book value per share of the outstanding shares of Common Stock.

            The Company intends to file the Certificate of Amendment, in form and substance so as to comply with the then applicable laws of the State of Nevada, reflecting the Articles Amendment and increasing the Company’s authorized shares of Common Stock no earlier than twenty (20) days following the filing of this Information Statement with the Commission.  The Certificate of Amendment will become effective upon filing with the Nevada Secretary of State.

MARKET FOR COMPANY’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

The Company's Common Stock is traded on the Over the Counter Bulletin Board (the “OTCBB”) under the symbol “PYTO.”

The following table sets forth the high and low closing sale prices for the Company's Common Stock for each quarter during the past two fiscal years as reported by the OTCBB:

	High	Low

Fiscal Year Ended December 31, 2009
First Quarter 2009 (January 1 – March 31, 2009)	$0.14	$0.03
Second Quarter 2009 (April 1 – June 30, 2009)	$0.09	$0.04
Third Quarter 2009 (July 1 – September 30, 2009)	$0.08	$0.05
Fourth Quarter 2009 (October 1 – December 31, 2009)	$0.08	$0.02

Fiscal Year Ended December, 2008
First Quarter 2008 (January 1 – March 31, 2008)	$0.40	$0.22
Second Quarter 2008 (April 1 – June 30, 2008)	$0.32	$0.12
Third Quarter 2008 (July 1 – September 30, 2008)	$0.14	$0.05
Fourth Quarter 2008 (October 1 – December 31, 2008)	$0.10	$0.03

            On January 4, 2010, the closing price of the Company’s Common Stock on the OTCBB was $0.03 per share. As of January 4, 2010, there were approximately 521 stockholders of record of the Company's Common Stock.

Dividend Policy

            The Company does not have a history of paying dividends on its Common Stock, and there can be no assurance that it will pay any dividends in the foreseeable future. The Company intends to use any earnings, which may be generated, to finance the growth of its businesses. The Company’s Board of Directors has the right to authorize the issuance of preferred stock, without further stockholder approval, the holders of which may have preferences over the holders of the Common Stock as to payment of dividends.

INFORMATION ON CONSENTING STOCKHOLDERS

            Pursuant to the Company’s Bylaws and the NGCL, a vote by the holders of at least a majority of the voting shares is required to effect the Articles Amendment and the filing of the Certificate of Amendment. As of the Record Date, the Company had  201,487,995 voting shares issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share. Accordingly, the affirmative vote of at least 100,743,998 shares was required to approve the Articles Amendment. A total of 116,730,171 shares were voted in favor of the Articles Amendment.

            The Consenting Stockholders are the beneficial owners of a total of 116,730,171 shares of the Company’s Common Stock, which represents approximately 58% of the total number of voting shares. The Consenting Stockholders voted in favor of the Articles Amendment and the filing of the Certificate of

Amendment in a written consent, dated January 5, 2010. No consideration was paid for the consent. The Consenting Stockholders’ name, affiliation with the Company, beneficial holdings of Common Stock, and the number of shares of Common Stock voted in favor of the Articles Amendment is as follows:

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Class (1)	Number of Shares Voted In Favor of the Articles Amendment	Percentage of Class (1)
Common Stock	1420525 Alberta Ltd (2)	85,730,171	42.5%	85,730,171	42.6%

Common Stock	1420524 Alberta Ltd (3)	9,000,000	4.5%	9,000,000	4.5%
Common Stock	1420468 Alberta Ltd. (4)	9,000,000	4.5%	9,000,000	4.5%

Common Stock	1420527 Alberta Ltd. (5)	9,000,000	4.5%	9,000,000	4.5%
Common Stock	1422688 Alberta Ltd. (6)	4,000,000	2.0%	4,000,000	2.0%
Total		116,730,171	58.0%	116,730,171	58.0%

(1)             Beneficial ownership is calculated based on 201,487,995 shares of Common Stock issued and outstanding on a fully diluted basis as of January 4, 2010. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable.

(2)             1420525 Alberta Ltd., is a private Alberta corporation controlled by Mr. Harmel S. Rayat located at Suite 216-1628 West 1st Avenue, Vancouver, British Columbia, V6J 1G1

(3)             1420524 Alberta Ltd. is a private Alberta corporation, wholly owned by David Ernest Jenkins, as the trustee under the KJR Family Trust dated August 28, 2008, for the benefit of Kalen Jai Rayat. Mr. Harmel Rayat is not a beneficiary of the trust.

(4)             1420468 Alberta Ltd., is a private Alberta corporation, wholly owned by Jasbinder Chohan, as the trustee under the TJR Family Trust dated August 28, 2008, for the benefit of Talia Jevan Rayat. Mr. Harmel Rayat is not a beneficiary of the trust.

(5)             1420527 Alberta Ltd., is a private Alberta corporation, wholly owned by Amritpal Kaur Tanda, as the trustee under the Heritage Family Trust dated August 28, 2008, for the benefit of Mehar Singh Bhogal.

(6)             1422688 Alberta Ltd., is a private Alberta corporation, wholly owned by Gurmeet Singh Sidhu, as the trustee under the DS Sidhu Family Trust dated August 28, 2008, for the benefit of Dayan Singh Sidhu.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth certain information as of January 4, 2010 by (i) all persons who are known to the Company to beneficially own more than 5% of the outstanding shares of the Company’s Common Stock, and (ii) by each director, director nominee, and executive officer and (iii) by all executive officers and directors as a group:

Name and Address of Beneficial Owner	Positions and Offices Held	Number of Shares Beneficially Owned (1)	Percent of Class (1)

Greg Wujek
100 Overlook Drive, 2nd Floor, Princeton, NJ 08540	President, Chief Executive Officer, and Director	-0- (2)	-0- %
Gary Branning (3) 100 Overlook Drive, 2nd Floor Princeton, NJ 08540	Director, Former Chief Financial Officer	-0-	-0- %
Raymond Krauss (4) 100 Overlook Drive, 2nd Floor Princeton, NJ 08540	Chief Financial Officer, Secretary, Treasurer, Director	3,500	-0- %
1420525 Alberta Ltd Suite 216 1628 West 1st Avenue Vancouver, British Columbia, V6J 1G1	Stockholder	85,730,171 (5)	42.6%
Jasvir Rayat 3095 West 36th Avenue Vancouver, British Columbia V6N 2S7	Stockholder	12,142,857	6.0%
Kundan Rayat 54-8533 Cumberland Pl Burnaby, British Columbia, V6B 6E4	Stockholder	11,285,714	5.6%
All Directors and Officers as a Group (3 persons)		3,500	-0- %

 (1)      Calculated pursuant to rule 13d-3(d) of the Exchange Act.  Beneficial ownership is calculated based on 201,487,995 shares of Common Stock issued and outstanding on a fully diluted basis as of January 4, 2010.  Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares.  Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

 (2)    On April 6, 2006, the Company appointed Mr. Greg Wujek to the positions of President and Chief Executive Officer.  Pursuant to an Employment Agreement with Mr. Greg Wujek, the Board approved an annual salary of $225,000, a one-time payment of $16,437 for reimbursement of certain expenses incurred in connection with the acceptance of employment, and a stock option to purchase up to 2,250,000 shares of the Company’s Common Stock, subject to certain vesting requirements, at an exercise price of $1.22.

On August 1, 2006, the Company cancelled the stock option granted to Mr. Wujek in April 2006 for 2,250,000 stock options and simultaneously entered into a stock option agreement with Mr. Wujek for the purchase of up to 2,000,000 shares of Common Stock, subject to certain vesting requirements, at an exercise price of $0.52 per share, expiring July 31, 2016.

The sock option to purchase up to 2,000,000 shares of Common Stock vests as follows: (a) 250,000 options shall vest if and when an Investigational New Drug (IND) application is filed for any current or future compounds;  (b) 250,000 options shall vest if and when a phase I clinical trial is commenced for any current or future compounds; and  (c) 1,500,000 options shall vest if and when the Company or a wholly owned subsidiary or any one current or future compound is acquired, in whole or in part, or when either through the Company or a subsidiary, enters into a strategic collaborative agreement for any one current or future compound, provided that the Company’s Board of Directors has approved, by written resolution, any such acquisition, sale or agreement.  The Company expected that the first 250,000 stock options would vest at around 12 months from the date of grant, the second 250,000 stock options would vest at around 18 months from the date of grant and the remaining 1,500,000 stock options would vest at around 12 months from the date of grant.

At January 4, 2010 none of the vesting requirements of the 2,000,000 stock options had been met and thus none of the 2,000,000 stock options were exercisable.  The Company does not anticipate that they will become exercisable within 60 days. Thus, they are excluded from the beneficial ownership table.

(3)       Mr. Branning was appointed to the position of CFO on September 5, 2008 and resigned effective December 11, 2008.

(4)       Mr. Krauss was appointed to the positions of CFO, Secretary and Treasurer on December 11, 2008 to fill the vacancy created by the resignation of Mr. Branning.

(5)     Represents shares owned by 1420525 Alberta Ltd., a private Alberta corporation wholly owned by Mr. Rayat.

DESCRIPTION OF CAPITAL STOCK

General

The Company is currently authorized to issue up to 300,000,000 shares of Common Stock, $0.00001 par value per share, and 1,000,000 shares of preferred stock having a par value of $0.25 per share. As of January 4, 2010, a total of  201,487,995 shares of the Company’s Common Stock were issued and outstanding; no shares of preferred stock were issued and outstanding. All of the outstanding and issued capital stock is, and will be, fully paid and non-assessable.

Common Stock

The holders of the Company’s Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any shares of preferred stock that may be outstanding from time to time, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore. In the event we liquidate, dissolve or wind up, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of Common Stock have no preemptive, conversion, or subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

 Preferred Stock

The Company’s Board of Directors has the ability to issue up to 1,000,000 shares of preferred stock in one or more series, without stockholder approval. The Company’s Board of Directors may designate for the series:

•           the number of shares and name of the series,

•           the voting powers of the series, including the right to elect directors, if any,

•           the dividend rights and preferences, if any,

•           redemption terms, if any,

•           liquidation preferences and the amounts payable on liquidation or dissolution,          and

•           the terms upon which such series may be converted into any other series or class of the Company’s stock, including the Common Stock and any other terms that are not prohibited by law.

 It is impossible for the Company to state the actual effect it will have on Common Stockholders if the Board of Directors designates a new series of preferred stock. The effects of such a designation will not be determinable until the rights accompanying the series have been designated. The issuance of preferred stock could adversely affect the voting power, liquidation rights or other rights held by owners of Common Stock or other series of preferred stock. The Board of Directors’ authority to issue preferred stock without stockholder approval could make it more difficult for a third party to acquire control of the Company, and could discourage any such attempt. The Company has no present plans to issue any shares of preferred stock.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters to be acted upon, other than his role as an officer, director or director nominee.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

            Only one Information Statement is being delivered to multiple stockholders sharing an address unless we received contrary instructions from one or more of any such stockholders.  The Company shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the document was delivered.  A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by sending a written request to us at:

 100 Overlook Drive

 2nd Floor

 Princeton, New Jersey, 08540

Telephone: 800-611-3388

A stockholder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

MISCELLANEOUS MATTERS

            The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”).  The 1934 Act Filings and other reports filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

CONCLUSION

            As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide the Company’s stockholders information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.